UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2025

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5857 Owens Avenue, Suite 300
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 452-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Entry into Advisor Agreement

On February 10, 2026, AIxCrypto Holdings, Inc. (the “Company”) entered into an advisor agreement (the “Advisor Agreement”), effective as of October 2, 2025, with Yueting (YT) Jia (“Advisor”).

Pursuant to the Advisor Agreement, the Company has engaged Advisor to provide a range of consulting services to support the Company’s strategic goals, including to serve as Chief Advisor for the Company (the “Services”). The services to be provided by Consultant include providing strategic guidance and advisory services focused on the Company’s primary business pillars and “dual flywheel” growth strategy, including, without limitation, Real World Asset (RWA) & Embodied Artificial Intelligence (EAI) Ecosystem Development strategy and product planning, BesTrade AI Agent & Web 3 AI Devices business planning and product definition, and AI driven digital asset management, and all other businesses lines the Company is considering or may develop during the term of this Advisor Agreement, as further detailed in the Advisor Agreement.

The Advisor Agreement provides for an initial term of thirty-six (36) months, commencing on October 2, 2025. Under the terms of the Advisor Agreement, subject to approval by the Company’s Board of Directors (the “Board”), the Company shall provide to the Advisor (a) a fixed annual advisory fee of five hundred thousand dollars ($500,000.00), payable in monthly installments; and (b) a performance-based variable advisory fee with a target of five hundred thousand dollars ($500,000.00) per annum. In addition, the Company shall provide a one-time engagement fee of three hundred thousand dollars ($300,000.00) with fifty percent (50%) paid on the six-month anniversary of the effective date (“Advisor Agreement Effective Date”), and fifty percent (50%) on the one-year anniversary (“Engagement Fee”). Moreover, the Company anticipates providing (a) an annual grant of Restricted Stock Units (RSUs) with a target value of $1.5 million; and (b) an annual grant of Performance Stock Units (PSUs) with a target value of $1.5 million, with vesting contingent upon the achievement of specific performance hurdles as determined and finalized by the Board. Finally, the Company and Advisor agree to consider in the future a “shareholder first” incentive highly related to a market value and/or market price milestone and remains subject to future Board deliberation and approval. The anticipated RSU and PSU grants will be governed by the terms and conditions of Advisor’s grant agreement, and will include (i) for the RSUs, a four year vesting schedule, under which the shares will vest in a series of forty-eight (48) successive equal monthly installments measured from the Advisor Agreement Effective Date; and (ii) for the PSUs, a three year vesting schedule, under which the shares will vest in a series of thirty-six (36) successive equal monthly installments measured from the Advisor Agreement Effective Date, in each case subject to Advisor’s continuous service under the Advisor Agreement as of each such date.

In the event that the Advisor voluntarily terminates the Advisor Agreement, or if the Company terminates for Cause (as defined in the Advisor Agreement) prior to the 36-month anniversary of the Advisor Agreement Effective Date, the Advisor shall, within 30 days of such termination, repay to the Company a pro-rata portion of the Engagement Fee corresponding to the unexpired portion of the 36-month term. The Advisor Agreement also includes customary termination provisions for material breach, willful failure to perform the Services, fraud, or conviction of a felony or any crime involving moral turpitude. All Inventions (as defined in the Advisor Agreement) developed by Advisor in connection with the services will be the sole property of the Company, and the Advisor agrees to, upon Company’s request, execute and deliver to Company any documents deemed necessary by Company to perfect its rights in the Inventions. The Advisor is also subject to customary confidentiality obligations with respect to Proprietary Information (as defined in the Advisor Agreement).

The foregoing description of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Co-Chief Executive Officer

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the SEC on October 6, 2025, effective as of October 2, 2025, the Company appointed Jiawei Wang (“Mr. Wang”) as the Co-Chief Executive Officer of the Company.

In connection with his appointment, the Company and Mr. Wang have entered into an employment agreement, dated February 10, 2026 and effective as of October 2, 2025 (the “Co-CEO Employment Agreement”).

The Co-CEO Employment Agreement has an initial term that begins on the effective date (the “Co-CEO Employment Agreement Effective Date”) and ends on the fourth anniversary of the Co-CEO Employment Agreement Effective Date (“Term End Date”), provided that the Term End Date will automatically extend for one year periods after the fourth anniversary of the Co-CEO Employment Agreement Effective Date and thereafter, unless Mr. Wang or the Company provides the other party with notice of an intent not to renew at least 30 days prior to the then-current Term End Date (in which case, Mr. Wang’s employment will terminate as of the Term End Date).

The Co-CEO Employment Agreement provides for an annual base salary of $300,000 and a one-time cash advance of $200,000, which vests monthly over thirty-six (36) months. If Mr. Wang’s employment terminates for any reason (other than by the Company without Cause (as defined in the Co-CEO Employment Agreement) or by Mr. Wang for Good Reason (as defined in the Co-CEO Employment Agreement)) prior to full vesting, Mr. Wang shall repay the unvested portion of the Conditional Advance to the Company within thirty (30) days. Mr. Wang shall be eligible to participate in the Company’s annual bonus program with a target opportunity as set forth in the Co-CEO Employment Agreement. Mr. Wang will be eligible to participate in regular health insurance and other employee benefit plans established by the Company for its employees from time to time, subject to the terms and conditions of such plans. Mr. Wang’s participation in such plans shall be on the same terms as other similarly situated executives of the Company. Mr. Wang will also be eligible to participate in the Company’s Equity Incentive Plan (the “Plan”) and receive equity awards as set forth in the Co-CEO Employment Agreement.

The Co-CEO Employment Agreement for Mr. Wang provides for severance benefits in the event the Company terminates his employment Without Cause (as defined in the Co-CEO Employment Agreement) (including via a Company election of non-renewal) or by Executive for Good Reason (each, a “Termination”), contingent upon Mr. Wang’s execution, delivery and non-revocation of a general release and waiver of claims against the Company. The severance benefits are divided into two parts. First, under the cash severance part, Mr. Wang would be have continued payment of his Base Salary (as defined in the Co-CEO Employment Agreement) for twelve (12) months at the rate in effect on the termination date, and a lump sum payment equal to 100% of Mr. Wang’s Target Annual Performance Bonus (as defined in the Co-CEO Employment Agreement) for the year of termination. Second, under the equity acceleration part, for a standard termination, Mr. Wang would be entitled to twelve (12) months of accelerated vesting for all outstanding unvested RSUs. PSUs shall remain eligible to vest pro-rata based on actual performance at the end of the performance period (unless otherwise provided in the Award Agreement (as defined in the Co-CEO Employment Agreement)), while in the case of a Change of Control Termination (as defined in the Co-CEO Employment Agreement), Mr. Wang would be entitled to 100% acceleration of all unvested RSUs and PSUs (at target levels) if termination occurs within 12 months following a Change in Control (as defined in the Co-CEO Employment Agreement).

The Co-CEO Employment Agreement for Mr. Wang contains restrictive covenants prohibiting the unauthorized disclosure of confidential information of the Company by Mr. Wang during and after his employment with the Company and prohibiting Mr. Wang from competing with the Company during employment.

The foregoing description of the Co-CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Co-CEO Employment Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

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Entry into Stay Letter Agreement and Amendment to Stay Letter Agreement with Co-Chief Executive Officer

On September 29, 2025, the Company entered into a stay letter agreement with Kevin A. Richardson II (“Mr. Richardson”, and the stay letter agreement, the “Stay Letter Agreement”), in connection with the appointment of Mr. Richardson as Co-Chief Executive Officer of the Company pursuant to the Lead Investor Agreement dated as of September 19, 2025 between the Company and Faraday Future Intelligent Electric Inc. (“Faraday Future”), as an inducement to Mr. Richardson for continuing in his role as Co-Chief Executive Officer of the Company from the date hereof to a date no earlier than March 31, 2026.

Under the Stay Letter Agreement, in the event of the termination of Mr. Richardson’s termination by the Company as a Co-Chief Executive Officer of the Company at any time after March 31, 2026, the Company shall pay to Mr. Richardson within sixty (60) days of such date of termination, in addition to any other amounts to which Mr. Richardson may entitled as compensation for services rendered to the Company on or prior to the date of such termination, either by agreement or at law, a lump sum payment in an amount equal to Mr. Richardson’s annual base salary on the date of the Stay Letter Agreement ($234,000), less any withholding amount as may be required under applicable law. If the compensation is not paid within 60 days of the date of termination, the Company shall pay default penalty rate of 18% annually.

On February 10, 2026, the Company entered into an amendment to Stay Letter Agreement (the “Stay Letter Agreement Amendment”) with Mr. Richardson.

Under the Stay Letter Agreement Amendment, in addition to his duties as Co-Chief Executive Officer, Mr. Richardson would assume primary management oversight of the Company’s Pharmaceutical business and provide strategic co-management for the functional group. The Stay Letter Agreement Amendment also provides that effective retroactive to October 1, 2025, the Company shall pay to Mr. Richardson an additional monthly fee of $4,500. This amount is in addition to the $4,500 weekly consultancy fee previously established. In consideration of this increased compensation, Mr. Richardson reaffirmed his commitment to remain in his role as Co-Chief Executive Officer through at least March 31, 2026, and finally all other terms of the Stay Letter Agreement remain in full force and effect.

The foregoing descriptions of the Stay Letter Agreement and the Stay Letter Agreement Amendment do not purport to be complete and re qualified in their entirety by reference to the full text of the Stay Letter Agreement and the Stay Letter Agreement Amendment, respectively, which are filed as Exhibits 10.3 and 10.4 to this Form 8-K and incorporated herein by reference.

Entry into Employment Agreement with Chief Financial Officer

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on October 6, 2025, effective as of October 2, 2025, the Company appointed Koti Meka (“Mr. Meka”) as the Chief Financial Officer of the Company.

In connection with his appointment, the Company and Mr. Meka have entered into an employment agreement, dated February 10, 2026 and effective as of October 2, 2025 (the “CFO Employment Agreement”).

The CFO Employment Agreement provides that Mr. Meka’s employment is an at will employment, and that Mr. Meka’s employment is a fractional, part-time executive position. Mr. Meka is expected to devote approximately twenty percent (20%) of his business time and attention to the Company. The Company also acknowledges and consents to Mr. Meka’s continued full-time employment with Faraday Future, and Mr. Meka agrees that his duties to Faraday Future will not prevent him from fulfilling his fiduciary and oversight responsibilities as CFO of the Company.

The CFO Employment Agreement provides for an annual base salary of $150,000, and a discretionary annual performance bonus of up to $70,000, which will be awarded in the sole discretion of the Company. Mr. Meka will be eligible to receive annual equity awards under the Company’s equity incentive plan, subject to approval by the Board of Directors or the Compensation Committee, with a total annual grant value of $200,000.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is filed as Exhibit 10.5 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Advisor Agreement, dated February 10, 2026, by and between AIxCrypto Holdings, Inc. and Yueting (YT) Jia.
10.2*	Employment Agreement, dated February 10, 2026, by and between AIxCrypto Holdings, Inc. and Jiawei Wang.
10.3	Stay Letter Agreement, dated September 29, 2025, by and between AIxCrypto Holdings, Inc. and Kevin A. Richardson II.
10.4	Amendment to Stay Letter Agreement, dated February 10, 2026, by and between AIxCrypto Holdings, Inc. and Kevin A. Richardson II.
10.5	Employment Agreement, dated February 10, 2026, by and between AIxCrypto Holdings, Inc. and Koti Meka.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain terms have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: February 17, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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